Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE TO RECORD FOURTH-QUARTER 2004
GOODWILL IMPAIRMENT CHARGE

Company also expects restructuring charges in 2005

WARREN, Ohio – January 5, 2005 – Stoneridge, Inc. (NYSE: SRI) announced today that it expects fourth-quarter and full-year 2004 results will include a pre-tax, non-cash charge of approximately $175.0 million to $195.0 million for the impairment of goodwill recorded in connection with the Company’s 1998 acquisition of Hi-Stat Manufacturing Company, Inc.

The goodwill impairment charge is related to the Company’s change in its strategic growth initiative, and the resulting focus on the design and development of highly engineered products by four operating units. This strategic redirection along with sales and organizational realignment was completed in the fourth quarter. Under Statement of Financial Accounting Standard (SFAS) 131, “Disclosures about Segments of an Enterprise and Related Information,” two of these four operating units will be aggregated for reporting purposes into the Company’s existing Vehicle Management & Power Distribution reportable segment and two will be aggregated into the Company’s existing Control Devices reportable segment.

In the fourth quarter of 2004, Stoneridge completed its annual goodwill impairment analysis for 2004 as required by SFAS 142, “Goodwill and Other Intangible Assets.” The Company performed this analysis using a combination of valuation techniques including the guideline company method, the transaction method and the discounted cash flow method. The Company retained an independent, third-party valuation firm to assist in the preparation of this analysis. Factors contributing to the impairment charge include SFAS 142 provisions requiring the Company to test goodwill for impairment at a more disaggregated level due to the Company’s realignment into four operating units.

“The planned growth in systems resulting from the integration of products and technologies has not met expectations,” said Gerald V. Pisani, president and chief executive officer. “Our current management believes that Stoneridge’s value is driven by its technology and broad portfolio of highly engineered products and components that enhance performance of our customers’ systems. Hi-Stat remains a strong company; however, its anticipated growth no longer justifies the previous carrying value of its goodwill.”

This non-cash adjustment to goodwill has no impact on previously reported revenues or operating income and will not result in any future cash expenditures. It will, however, cause the Company to report a loss for the fourth quarter and full year of 2004.

The Company also announced today that it expects to incur approximately $6.0 million to $7.0 million in restructuring charges in 2005 as it continues to rationalize its manufacturing facilities. This rationalization is a result of Stoneridge’s successful lean enterprise initiatives and the Company’s shifting of production of certain products to low-cost locations.

Stoneridge will hold a conference call during the last week of January 2005 to discuss operating results for the fourth-quarter and full-year 2004. A press release will be issued in the near future with the conference call schedule and access information.

About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Warren, Ohio, is a leading independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, medium- and heavy-duty truck, agricultural and off-road vehicle markets. Sales in 2003 were approximately $607 million. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements
Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release. Factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer, a decline in automotive, medium- and heavy-duty truck or agricultural vehicle production, the failure to achieve successful integration of any acquired company or business, labor disputes involving the Company or its significant customers, risks associated with conducting business in foreign countries, or a decline in general economic conditions. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in Stoneridge’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Joseph M. Mallak
Vice President and CFO
330/856-2443